                                VOTING AGREEMENT

PARTIES:    THE STOCKHOLDERS LISTED ON THE
            SIGNATURE PAGES HERETO

            NCO GROUP, INC.
            a Pennsylvania corporation ("Acquiror")
            615 Pennsylvania Avenue
            Fort Washington, Pennsylvania 19034

DATE:       May 12, 1999

BACKGROUND: Acquiror, Cardinal Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Newco"), and Compass International Services Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger, as amended and supplemented from time-to-time hereafter, of Newco with and into the Company (the "Merger"). The persons listed on the signature page under "Stockholders" (individually, a "Stockholder" and collectively, the "Stockholders") are stockholders of the Company. As a condition to the willingness of Acquiror and Newco to enter into the Merger Agreement, Acquiror and Newco have required that the Stockholders enter into, and in order to induce Acquiror and Newco to enter into the Merger Agreement, the Stockholders have agreed to enter into, this Agreement. The parties agree and acknowledge that this Agreement and the Proxy referred to in Section 3(b) hereof shall terminate and become null and void with respect to any Stockholder at the option of such Stockholder if after the date hereof the Exchange Ratio (as defined in the Merger Agreement) shall be amended without the consent of such Stockholder in any manner which is material and adverse to such Stockholder.

         INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

         1. Certain Definitions

                  (a) All capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

                  (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to
         Section 9.1 thereof, and (ii) the date upon which the Merger becomes effective in accordance with the terms and conditions of the Merger Agreement.

                  (c) A Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if the Stockholder: (i) is a record owner of such security; or (ii) is a "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

                  (d) The "Record Date" for a particular matter shall be the date fixed for persons entitled: (i) to receive notice of, and to vote at, a meeting of the stockholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the stockholders of the Company with respect to such matter.

                  (e) "Subject Securities" shall mean with respect to each
         Stockholder: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by the Stockholder (individually or jointly) as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder (individually or jointly) acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                  (f) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security including, without limitation, transfers of such security to the shareholders, partners or equity holders of such person as a dividend or other distribution; or
         (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein including, without limitation, an agreement or commitment contemplating the possible transfer of such security to the shareholders, partners, or equity holders of such person as a dividend or distribution.

         2. Transfer of Subject Securities

                  (a) Transferee of Subject Securities to be Bound by this Agreement. Each of the Stockholders agrees that, during the period from the date of this Agreement through the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Subject Securities Owned by such Stockholder to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have executed a counterpart of this Agreement as a Stockholder and a proxy in the form attached hereto as Exhibit A (with such modifications as Acquiror may reasonably request) as a result of the Transfer.

                  (b) Transfer of Voting Rights. Each of the Stockholders agrees that, during the period from the date of this Agreement through the Expiration Date, such Stockholder shall ensure that: (a) none of the Subject Securities Owned by such Stockholder is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement (other than this Agreement) is entered into, with respect to any of the Subject Securities Owned by such Stockholder.

         3. Voting of Shares.

                  (a) Agreement. Each of the Stockholders covenants and agrees that, during the period from the date of this Agreement through the Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in any written action by consent of the stockholders of the Company unless otherwise directed in writing by Acquiror, such Stockholder shall (i) appear in person or by proxy, or cause the holder of record as of the Record Date to appear in person or by proxy, at any annual or special meeting of stockholders of the Company (including the Company Stockholder Meeting) for the purpose of establishing a quorum, and (ii) vote or cause to be voted all issued and outstanding shares of Company Common Stock that are Owned by such Stockholder (individually or jointly) as of the Record Date in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other transactions contemplated by the Merger Agreement and each of the actions contemplated by the Merger Agreement and any action required in furtherance thereof.

                  (b) Proxy. Contemporaneously with the execution of this
         Agreement: (i) each of the Stockholders shall deliver to Acquiror a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) each of the Stockholders shall cause to be delivered to Acquiror an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any issued and outstanding shares of Company Common Stock that are Owned (but are not owned of record) by such Stockholder.

         4. No Solicitation.

                  (a) Each Stockholder covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, such Stockholder shall not, directly or indirectly through another Person, do any of the things described in clauses (i) through (iv) of Section 6.8(a) of the Merger Agreement.

                  (b) Each Stockholder shall immediately cease any existing discussions with any Person that relate to any Company Takeover Proposal.

                  (c) Notwithstanding the restrictions set forth in this Section 4, each of the Company and any person who is an officer or director of the Company may take any action consistent with the terms of the Merger Agreement.

         5. Representations and Warranties of Stockholders, Each Stockholder, severally and not jointly, represents and warrants to Acquiror as follows:

                  (a) Authorization. Such Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform such Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  (b) No Conflicts, Required Filings and Consents.

                            (i) The execution and delivery of this Agreement and
                  the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not: (A) conflict with or violate any law, order, decree or judgment applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties are bound or affected; or
                  (B) result in any breach of or constitute a default or breach (immediately or after the giving of notice, passage of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Securities pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties is bound or affected.

                            (ii) The execution and delivery of this Agreement
                  and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not, require any Consent of any Person.

                  (c) Title to Subject Securities. As of the date hereof, such Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock set forth below such Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below such Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below such Stockholder's name on the signature page hereof.

                  (d) Accuracy of Representations. The representations and warranties of such Stockholder contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

         6. Other Covenants of the Stockholders.

                  (a) Stockholders' Meeting and Pre-Closing Cooperation. Each of the Stockholders covenants and agrees that upon the request of Acquiror, such Stockholder shall promptly take any and all actions within his or her power that are necessary or desirable to cause the Company Stockholder Meeting to be held pursuant to Section 251 of the Delaware General Corporation Law, as amended, or any other applicable law.

                  (b) Further Assurances. At any time and from time-to-time after the date hereof through the Closing Date, and without additional consideration, each of the Stockholders will take such action and execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments as Acquiror may reasonably request for the purpose of effectively carrying out this Agreement.

                  (c) Legend. Immediately after the execution of this Agreement (and from time-to-time prior to the Expiration Date upon the acquisition by any of the Stockholders (individually or jointly) of Ownership of any shares of Company Common Stock), each of the Stockholders shall instruct the Company to cause each certificate of such Stockholder evidencing any issued and outstanding shares of Company Common Stock Owned by such Stockholder (individually or jointly) to bear a legend in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT DATED AS OF MAY 12, 1999, AS IT MAY BE AMENDED, BY AND AMONG NCO GROUP, INC. AND THE RECORD AND/OR BENEFICIAL OWNER OF THIS CERTIFICATE AND OTHER PERSONS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

         7. Rule 145

                  (a) Stockholder understands that the common stock of Acquiror being issued in the Merger ("Acquiror Shares") will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of the Company as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the " Securities Act"). Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Acquiror Shares unless:

                           (i) such sale, transfer or other disposition is
                  effected pursuant to an effective registration statement under the Securities Act;

                           (ii) such sale, transfer or other disposition is made
                  in conformity with the requirements of Rule 145 under the Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Acquiror) stating that such requirements have been met;

                           (iii) counsel reasonably satisfactory to Acquiror
                  shall have advised Acquiror in a written opinion letter (satisfactory in form and content to Acquiror), upon which Acquiror may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

                           (iv) an authorized representative of the SEC shall
                  have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Acquiror.

                  (b) Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE OR AS OTHERWISE PROVIDED IN SECTION 7 OF A VOTING AGREEMENT DATED AS OF MAY 12, 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

         8. Miscellaneous.

                  (a) Non-Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Stockholders in this Agreement shall terminate upon the Expiration Date except Section 7 which shall survive the Effective Time and remain in full force and effect with respect to each Stockholder with the earlier of (i) such time as that Stockholder has disposed of all of his Acquiror Shares in compliance with Section 7(a), or (ii) such time as that Stockholder shall have satisfied the requirements of Rule 145(d)(2) or (d)(3); provided, however, nothing in this Section 8(a) shall relieve any Stockholder from liability after the Expiration Date for any breach on or prior to the Expiration Date of any representation, warranty, or agreement made by such Stockholder in this Agreement.

                  (b) Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Acquiror shall be sent to its address stated on page one of this Agreement to the attention of Acquiror's General Counsel, with a copy sent simultaneously to the same address to the attention of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania, 19105, Attention: Francis E. Dehel, Esquire. Notices to the Stockholders shall be sent to their respective addresses stated on the signature page of this Agreement, with a copy sent simultaneously to Katten Muchin & Zavis, 525 West Monroe Avenue - Suite 1600, Chicago, Illinois 60661-3693, Attention: Howard Lanznar. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 8(b), provided that any such change of address notice shall not be effective unless and until received.

                  (c) Entire Understanding. This Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

                  (e) Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  (g) Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

                  (h) References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

                  (i) CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  (j) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise,
         (i) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware, (iii) each of the parties irrevocably waives the right to trial by jury, (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8(b), and (v) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

                  (k) Non-exclusivity. The rights and remedies of Acquiror hereunder are not exclusive of or limited by any other rights or remedies which Acquiror may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

                  (l) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

                  (m) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (n) Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon each of the Stockholders and his, her or its heirs, successors and assigns, and shall inure to the benefit of Acquiror and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (o) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which Acquiror is entitled at law or in equity.

                  (p) Other Agreements and Independence of Obligations. Nothing in this Agreement shall limit any of the rights or remedies of Acquiror or any of the obligations of the Stockholders under any other agreement. The covenants and obligations of the Stockholders set forth in this Agreement shall be construed as independent of any other agreement or arrangement between any or all of the Stockholders, on the one hand, and the Company or Acquiror, on the other. The existence of any claim or cause of action by any or all of the Stockholders against the Acquiror or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against any or all of the Stockholders.

                  (q) Obligations of Stockholders; Signatures of All Stockholders Not Required. The obligations of the Stockholders under this Agreement shall be several and not joint. Each Stockholder agrees that the failure of any other Stockholder listed on the signature page to execute and deliver this Agreement shall not affect in any way the validity or enforceability of this Agreement with respect to those Stockholders who have executed this Agreement or the rights of Acquiror under this Agreement.









                      [BALANCE OF PAGE INTENTIONALLY BLANK)

         IN WITNESS WHEREOF, each of the undersigned has caused this Voting Agreement to be executed as of the date first stated above.


                           NCO GROUP, INC.

                           By:
                               -----------------------------------------------
                               Paul E. Weitzel, Jr., Executive Vice President
                                    - Corporate Development
                           STOCKHOLDERS:

                           ---------------------------------------------------
                           Name:

                           Address:
                                   -------------------------------------------

                                   -------------------------------------------


                           Facsimile:
                                      ----------------------------------------

                           Number of issued and outstanding shares of Company Common Stock Owned of record as of the date of this
                           Agreement:

                           ----------

                           Number of additional issued and outstanding shares of Company Common Stock Owned (but not of record) as of the date of this Agreement:


                           ----------

                           Number of options, warrants and other rights to acquire shares of Company Common Stock owned of record as of the date of this Agreement:



                           ----------

                           Number of additional options, warrants and other rights to acquire shares of Company Common Stock Owned (but not of record) as of the date of this
                           Agreement:

                           ----------

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

                                IRREVOCABLE PROXY

         The undersigned Stockholder of Compass International Services Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoint and constitutes Paul E. Weitzel, Jr,, Steven L. Winokur and NCO Group, Inc., a Pennsylvania corporation ("Acquiror"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned (individually or jointly) may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of May 12, 1999, between Acquiror, the undersigned and other stockholders of the Company (the "Agreement"), and is granted in consideration of Acquiror entering into the Agreement and Plan of Merger, dated as of the date hereof, among Acquiror, [Newco)., a Delaware corporation and wholly owned subsidiary of Acquiror, and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Agreement.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, at any time during the period from the date hereof through the Expiration Date at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in any written action by consent of stockholders of the Company, to (i) appear, or cause the holder of record as of the Record Date to appear, at any annual or special meeting of stockholders of the Company (including the [Company's Stockholder Meeting]) for the purpose of establishing a quorum, and (ii) vote or cause to be voted the shares (A) in favor of the Merger and the other transactions contemplated by the Merger Agreement, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the Merger and each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof; (B) against any other action, agreement or transaction that would, directly or indirectly, result in a Company Takeover Event; and (C) against any action, agreement or transaction that is intended or could reasonably be expected (x) to facilitate a person other than the Acquiror in acquiring the Company or (y) to impede, interfere with, delay, postpone, discourage or materially adversely affect the consummation of the Merger.

         The undersigned Stockholder(s) may vote the Shares on all other matters.

         This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

         Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable,

         This proxy shall terminate upon the Expiration Date.



Dated: May 12, 1999

                           STOCKHOLDER:



                           --------------------------------------------------
                           Name:



                           Number of shares of Company Common Stock owned of record as of the date of this proxy:

                           ----------


















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